EXHIBIT 5.1

Exhibit 5.1

MDU Resources Group, Inc.
1200 West Century Avenue

Mailing Address:
P.O. Box 5650
Bismarck, ND 58506-5650
(701) 530-1000

                    April 13, 2009

MDU Resources Group, Inc.
1200 West Century Avenue, P.O. Box 5650
Bismarck, North Dakota  58506-5650

Ladies and Gentlemen:

I am General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the "Company").  This opinion is being furnished in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 3,000,000 shares of the Company's common stock, par value $1.00 per share (the "Stock"), for offer and sale pursuant to the MDU Resources Group, Inc. 401(k) Retirement Plan (the "Plan").

For purposes of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof, (iii) resolutions adopted by the Board of Directors of the Company, dated February 12, 2009, relating to the Registration Statement and authorizing the issuance and sale of the Stock and (iv) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents.  As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, resolutions, instruments, certificates, records and documents.

Based upon and subject to the foregoing, and subject to the further limitations and qualifications expressed below, I am of the opinion that:

1.    The Company is validly existing as a corporation and is in good standing under the laws of the State of Delaware.

2.    The issuance of the Stock has been duly authorized by the Board of Directors of the Company.

MDU Resources, Group, Inc.

3.    When the Federal Energy Regulatory Commission, the Montana Public Service Commission and the Public Service Commission of Wyoming shall have issued orders authorizing the issuance and sale of the Stock, and the Stock shall have been issued, sold and delivered in compliance with the authority contained in such orders, in accordance with the terms and provisions of the Plan and for the consideration contemplated thereby, such Stock will be validly issued, fully paid and non-assessable.

4.    The Stock to be purchased on the open market is validly issued, fully paid and non-assessable.

I am a member of the Minnesota and North Dakota Bars and do not hold myself out as an expert on the laws of Montana, South Dakota or Wyoming, but I have made a study through counsel located in such jurisdictions or otherwise of such jurisdictions insofar as such laws are involved in the conclusions expressed in this opinion.  Insofar as the opinions expressed herein relate to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws or the federal laws of the United States of America, I have relied on the opinion of even date herewith of Dewey & LeBoeuf LLP, counsel to the Company, which opinion is to be filed as an exhibit to the Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me contained under the heading "Interests of Named Experts and Counsel" in said Registration Statement and any amendments thereto.  In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                Very truly yours,

                /s/ Paul K. Sandness
                Paul K. Sandness
                General Counsel and Secretary